EXHIBIT 32.1
Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code
I, Milton G. Silva-Craig, the Chief Executive Officer of Technology Solutions Company, certify that:
(i)	The Form 10-Q for the quarter ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)
The information contained in the Form 10-Q for the quarter ended June 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of Technology Solutions Company.

Date: August 14, 2008	By:	/s/ MILTON G. SILVA-CRAIG
Milton G. Silva-Craig
Chief Executive Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Technology Solutions Company and will be retained by Technology Solutions Company and furnished to the Securities and Exchange Commission or its staff upon request.